SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


             PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC.
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




         Maryland                                       Applied For
---------------------------                  ---------------------------------
(State of incorporation or                   (IRS employer identification no.)
organization)


Preferred and Corporate Income                                  08536
Strategies Fund, Inc.                                       -------------
800 Scudders Mill Road                                        (zip code)
Plainsboro, New Jersey
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(Address of principal executive
offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                 Name of each exchange on which each class is
registered                                   to be registered
-----------------------------                ---------------------------------------------

Common Stock, par value $.10 per             New York Stock Exchange
share

Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1. Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's preliminary prospectus forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-105054) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on June 20, 2003 is incorporated herein by reference.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Item 2. Exhibits.

     The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*
          (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock.**









-------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the Registration
     Statement.


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


                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               PREFERRED AND CORPORATE INCOME
                                    STRATEGIES FUND, INC.
                                              (Registrant)

                               By:    /s/ Donald C. Burke
                                     ---------------------------------------
                                     By:    Donald C. Burke
                                     Title: Vice President and Treasurer


     July 24, 2003


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